UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 10, 2020

Mirum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38981	83-1281555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

950 Tower Lane, Suite 1050 Foster City, California		94404
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 667-4085

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MIRM	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2020, the Compensation Committee of the Board of Directors of Mirum Pharmaceuticals, Inc. (the “Company”) approved the 2019 bonus awards for the Company’s named executive officers. The named executive officers’ other compensation for 2019 was previously reported by the Company in the Summary Compensation Table included in the Company’s prospectus, dated January 8, 2020 (the “Prospectus”), filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) of the Securities Act of 1933, as amended, relating to the Company’s Registration Statement on Form S-1 (File No. 333-235825). As of the date of the Prospectus, bonuses for the named executive officers had not been determined and, therefore, were omitted from the Summary Compensation Table. Below is a revised Summary Compensation Table, which includes the bonuses paid to the named executive officers and revised total compensation figures for 2019.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)(3)	Option Awards ($)(4)	Total ($)
Michael Grey(1)	2019	300,000	150,000	5,212,396	5,662,396
Former Executive Chairman and Chief Executive Officer(2)	2018	25,000	—	—	25,000
Christopher Peetz	2019	457,614	286,100	5,491,471	6,235,185
Chief Executive Officer and President(5)	2018	32,083	—	—	32,083
Pamela Vig, Ph.D	2019	354,826	155,300	2,171,832	2,681,958
Chief Scientific Officer(6)	2018	27,500	—	—	27,500
Lara Longpre	2019	354,826	155,300	2,171,832	2,681,958
Chief Development Officer(6)	2018	27,500	—	—	27,500

(1)

Amount shown under “Option Awards” does not include the grant of an option to purchase 100,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to Mr. Grey on January 1, 2020 in connection with the planned management transition described in the Prospectus.

(2)	Mr. Grey served as the Company’s Chief Executive Officer until March 2019 and as the Company’s Executive Chairman until December 2019.
(3)	Amounts for 2019 represent bonuses awarded on January 10, 2020 in recognition of 2019 performance.
(4)

Amounts shown in this column do not reflect dollar amounts actually received by the Company’s named executive officers. Instead, these amounts reflect the aggregate grant date fair value of each stock option granted computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s interim condensed consolidated financial statements included in the Prospectus. The Company’s named executive officers will only realize compensation to the extent the trading price of Common Stock is greater than the exercise price of such stock options.

(5)	Mr. Peetz served as the Company’s President since November 2018 and as the Company’s Chief Executive Officer since March 2019.
(6)	Dr. Vig and Ms. Longpre commenced employment with the Company in November 2018.

Item 8.01	Other Events.

On January 14, 2020, the Company issued a press release announcing the promotion of Ian Clements, Ph.D., the Company’s Senior Vice President Finance and Communications, and the Company’s principal financial and accounting officer, to the Company’s Chief Financial Officer, effective January 10, 2020. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 14, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirum Pharmaceuticals, Inc.

Date: January 14, 2020	By:	/s/ Christopher Peetz
Christopher Peetz President and Chief Executive Officer